Exhibit 99.1

[FOR IMMEDIATE RELEASE]

NYFIX REPORTS THIRD QUARTER RESULTS

Order Routing Channels Exceed 10,000 Milestone

New York, NY, November 6, 2009: NYFIX, Inc. (Nasdaq: NYFX) (“NYFIX” or the “Company”), a trusted provider of innovative solutions that optimize trading efficiency, today reported results for third quarter and year-to-date 2009.

Revenues were $25.9 million for third quarter 2009, compared to $29.2 million in third quarter 2008.  Selling, general and administrative expenses declined 27% during third quarter 2009, compared to third quarter 2008.  EBITDA was $(2.9) million for third quarter 2009 reflecting the impact of strategic initiative costs of $(3.3) million and positive EBITDA from other operations of $0.4 million.  EBITDA was $(0.8) million for third quarter 2008, reflecting the impact of integration costs of $(0.1) million, $(0.2) million in costs related to historical stock options matters and $(0.5) million of EBITDA from other operations.  On a GAAP basis, the Company’s net loss was $(6.1) million for third quarter 2009, compared to $(3.5) million for third quarter 2008.

Other developments that occurred during the third quarter 2009 included the following:

As previously announced, in August 2009 NYFIX entered into a definitive agreement to be acquired by NYSE Technologies, a wholly-owned subsidiary of NYSE Euronext, in an all cash deal for $144 million, or $1.675 per common share without interest.  The transaction was approved by the Company’s stockholders on November 3, 2009, and is expected to close during the fourth quarter, following the satisfaction of certain remaining customary conditions.

Billable order routing channels on the NYFIX Marketplace increased by 204, surpassing the significant milestone of 10,000 channels.  At September 30, 2009, there were 10,114 billable order routing channels in service, up 6% from September 30, 2008.

Three Month Results

Financial highlights for third quarter 2009 include:

•	EBITDA of $(2.9) million compared to $(0.8) million for third quarter 2008;
•	an 11% decrease in total revenues to $25.9 million compared to $29.2 million for third quarter 2008;
•	a 5% increase in FIX Division net revenues to $18.2 million compared to $17.4 million for third quarter 2008;

•	a 36% decrease in Transaction Services Division net revenues to $7.1 million, including revenues of $0.9 million from Euro Millennium, compared to $11.0 million for third quarter 2008;
•	a 25% decrease in OMS Division net revenues to $0.6 million compared to $0.8 million for third quarter 2008; and
•
a net loss of $(6.1) million, or $(0.16) per share, compared to a net loss for third quarter 2008 of $(3.5) million, or $(0.09) per share, which exclude the impact of accumulated preferred dividends of $(0.4) million, or $(0.01) per share, and $(0.8) million, or $(0.02) per share, for third quarter 2009 and third quarter 2008, respectively.

Other significant items that affected the net loss amounts disclosed above include the following:

	Three Months Ended September 30,
	2009		2008
(in millions, except per share amounts)	Amount	per share	Amount	per share
Strategic initiative costs	$(3.3)	$(0.08)	$-	$-
Euro Millennium loss	(2.2)	(0.06)	(2.0)	(0.05)
Stock-based compensation	(1.6)	(0.04)	(1.6)	(0.04)
Integration charges	-	-	(0.1)	(0.00)
SEC investigation, restatement and related expenses	-	-	(0.2)	(0.00)

The definitive agreement with NYSE Technologies referred to above was the result of a process that was launched by the Company in December 2008.  In connection with this process, NYFIX incurred advisory fees, legal fees and accounting and tax fees, as well as meeting fees for a special committee of the NYFIX Board.  These costs do not include any amounts that are contingent on the consummation of the proposed transaction.

Since second quarter 2007, NYFIX has incurred costs for Euro Millennium.  Launched in March 2008 for matching U.K.-listed equities, Euro Millennium later expanded its scope to match cash equities in other European markets including Belgium, France, Germany and the Netherlands.  The $(2.2) million loss for third quarter 2009 is net of the $0.9 million of revenue reported above within the totals for the Transaction Services Division.

The Company’s equity incentive program was designed to award large upfront grants rather than smaller annual grants to maximize the incentive and retention impacts of the grants and to better align the interests of employees with stockholders.

Nine Month Results

Financial highlights for year-to-date 2009 include:

•	EBITDA of $(3.1) million compared to $(6.1) million for year-to-date 2008;
•	a 12% decrease in total revenues to $78.4 million compared to $89.2 million for year-to-date 2008;
•	a 7% increase in FIX Division net revenues to $53.5 million compared to $50.1 million for year-to-date 2008;

•	a 36% decrease in Transaction Services Division net revenues to $22.7 million, including revenue of $2.8 million from Euro Millennium, compared to $35.2 million for year-to-date 2008;
•	a 44% decrease in OMS Division net revenues to $2.2 million compared to $3.9 million for year-to-date 2008; and
•
a net loss of $(12.1) million, or $(0.31) per share, compared to a net loss for year-to-date 2008 of $(13.7) million, or $(0.36) per share, which exclude the impact of accumulated preferred dividends of $(0.9) million, or $(0.02) per share, and $(2.8) million, or $(0.08) per share, for year-to-date 2009 and year-to-date 2008, respectively.

Other significant items that affected the net loss amounts disclosed above include the following:

	Nine Months Ended September 30,
	2009		2008
(in millions, except per share amounts)	Amount	per share	Amount	per share
Euro Millennium loss	$(6.0)	$(0.15)	$(6.7)	$(0.18)
Stock-based compensation	(4.5)	(0.12)	(6.4)	(0.17)
Strategic initiative costs	(3.8)	(0.10)	-	-
Restructuring charge (net of reversal)	(0.7)	(0.02)	(0.2)	(0.01)
SEC investigation, restatement and related expenses	0.6	0.02	(0.4)	(0.01)
Workforce reduction termination costs	-	-	(0.9)	(0.02)
Loss on Fusion OMS wind-down	-	-	(0.8)	(0.02)
Integration charges	-	-	(0.7)	(0.02)
Transitional employment costs	-	-	(0.3)	(0.01)
Transitional rebuilding and remediation costs	-	-	(0.2)	(0.01)

Non-GAAP Disclosure

The disclosure above of EBITDA excludes the impact of interest, taxes, depreciation and amortization on the Company’s reported GAAP results. EBITDA was included in this release because management considers it an important supplemental measure used by securities analysts, investors and other interested parties in the evaluation of the Company.  EBITDA allows for meaningful company-to-company performance comparisons as companies have different capital structures and tax rates.  EBITDA is also a useful tool in evaluating the Company’s ability to meet future debt service, capital expenditure and working capital requirements.  EBITDA does not replace and is not superior to the presentation of GAAP results.  A schedule at the end of this release reconciles GAAP net loss to EBITDA.

About NYFIX, Inc.

A pioneer in electronic trading solutions, NYFIX continues to transform trading through innovation. The NYFIX Marketplace™ is a global community of trading counterparties utilizing innovative services that optimize the business of trading. NYFIX Millennium® provides the NYFIX Marketplace™ with new methods of accessing liquidity. NYFIX also provides value-added informational and analytical services and powerful tools for measuring execution quality.  A trusted business partner to the buy-side and sell-side alike, NYFIX enables ultra low touch, low impact market access and end-to-end transaction processing.  For more information, please visit www.nyfix.com.

CAUTIONARY STATEMENT CONCERNING FORWARD-LOOKING INFORMATION

This press release may contain forward-looking statements, including forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995.  Such forward-looking statements include, but are not limited to, statements concerning NYFIX’s plans, objectives, expectations and intentions, statements concerning the proposed transaction between NYSE and NYFIX and other statements that are not historical or current facts.  Forward-looking statements are based on NYFIX’s current expectations (except where otherwise noted) and involve risks and uncertainties that could cause actual results to differ materially from those expressed or implied in such forward-looking statements.  Factors that could cause NYFIX’s results or future events to differ materially from current expectations include, but are not limited to: the expected settlement of litigation relating to the pending transaction with NYSE Euronext ; the ability to consummate the pending transaction; the impact of the pending transaction on customer and employee relations; operation disruptions as a result of the transaction; the impact of current market conditions on the financial stability of our clients including consolidations and closures; the condition of the securities markets and the general economy; the impact of regulation and regulatory actions; the effects of current, pending and future legislation; actions and initiatives by both current and future competitors; and other factors detailed in the proxy statement under the heading “Special Note Regarding Forward-Looking Statements” and in NYFIX’s Annual Report on Form 10-K for the fiscal year ended December 31, 2008 and other periodic reports filed with the U.S. Securities and Exchange Commission.  In addition, these statements are based on a number of assumptions that are subject to change.  The inclusion of forward-looking statements in this press release should not be regarded as a representation by NYFIX that the forward-looking statements will prove to be correct.  In addition, (except where otherwise noted) the forward-looking statements included in this press release represent NYFIX’s views as of November 6, 2009.  NYFIX anticipates that subsequent events and developments will cause NYFIX’s views to change.  However, while NYFIX may elect to update these forward-looking statements at some point in the future, NYFIX specifically disclaims any obligation to do so.  These forward-looking statements should not be relied upon as representing NYFIX’s views as of any date subsequent to November 6, 2009 or such other date as specified with respect to a particular forward-looking statement.

CONTACT:
For Investors, Don Duffy of ICR,
1-203-682-8200; or
For Media, Eric Soderberg of NYFIX, Inc.,
1-646-525-3234, both for NYFIX, Inc.
Web site: http://www.nyfix.com
(NYFX)

NYFIX, Inc. and Subsidiaries
Condensed Consolidated Statements of Operations (Unaudited)
(in thousands, except per share amounts)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2009	2008	2009	2008

Revenue:
Subscription and maintenance	$18,725	$17,747	$54,893	$52,772
Transaction	6,903	10,842	22,108	34,941
Product sales and services	280	586	1,382	1,491
Total revenue	25,908	29,175	78,383	89,204

Cost of revenue:
Subscription and maintenance	6,916	7,985	21,389	23,457
Transaction	7,739	5,595	21,819	17,649
Product sales and services	22	86	79	254
Total cost of revenue	14,677	13,666	43,287	41,360

Gross profit	11,231	15,509	35,096	47,844

Operating expense:
Selling, general and administrative	13,402	18,251	41,659	58,871
Strategic initiative costs	3,317	-	3,754	-
Depreciation and amortization	391	471	1,188	1,412
Restructuring charge	-	-	748	216
SEC investigation, restatement and related expenses	-	170	(634)	438
Integration charges	-	139	-	735

Loss from operations	(5,879)	(3,522)	(11,619)	(13,828)

Interest expense	(197)	(123)	(623)	(489)
Investment income	15	251	143	1,027
Loss before income tax provision	(6,061)	(3,394)	(12,099)	(13,290)
Income tax provision	-	128	-	383
Net loss	(6,061)	(3,522)	(12,099)	(13,673)
Accumulated preferred dividends	(433)	(827)	(890)	(2,796)
Loss applicable to common stockholders	$(6,494)	$(4,349)	$(12,989)	$(16,469)

Basic and diluted loss per common share	$(0.17)	$(0.11)	$(0.33)	$(0.44)
Basic and diluted weighted average common shares outstanding	39,317	38,044	38,891	37,611

NYFIX, Inc. and Subsidiaries
Condensed Consolidated Balance Sheets
(in thousands, except share and per share amounts)

	September 30,	December 31,
	2009	2008
	(Unaudited)	(Audited)
Assets
Current assets:
Cash and cash equivalents	$50,204	$55,966
Accounts receivable	16,962	14,120
Clearing assets	517,022	400,638
Prepaid expenses and other current assets	3,070	3,702
Total current assets	587,258	474,426

Property and equipment	17,506	20,508
Capitalized software costs	9,695	8,701
Goodwill	47,325	47,170
Acquired intangible assets	7,148	7,422
Other assets	451	564
Total assets	$669,383	$558,791

Liabilities and Stockholders' Equity
Current liabilities:
Accounts payable and accrued expenses	$21,063	$21,656
Clearing liabilities	515,671	399,927
Current portion of capital lease obligations	1,267	1,358
Convertible notes	9,993	9,971
Current portion of other long-term liabilities	1,210	1,014
Deferred revenue	7,973	5,271
Total current liabilities	557,177	439,197
Long-term portion of capital lease obligations	940	1,469
Other long-term liabilities	870	1,021
Total liabilities	558,987	441,687
Commitments and contingencies
Stockholders' equity:
Preferred stock, $1.00 par value; 5,000,000 shares authorized:
Series A, none issued	-	-
Series B Voting Convertible, 1,500,000 shares issued and outstanding; liquidation preference of $76,313 at September 30, 2009	62,092	62,092
Series C Non-Voting Convertible, none issued	-	-
Common stock, $0.001 par value; 100,000,000 shares authorized; 40,249,865 and 39,510,917 shares issued, respectively	275,868	271,319
Accumulated deficit	(212,111)	(200,012)
Treasury stock, 923,108 shares, at cost	(12,600)	(12,600)
Accumulated other comprehensive loss	(2,853)	(3,695)
Total stockholders' equity	110,396	117,104
Total liabilities and stockholders' equity	$669,383	$558,791

NYFIX, Inc. and Subsidiaries
Reconciliation of Net Loss to EBITDA (Unaudited)
(in thousands)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2009	2008	2009	2008

Net loss	$(6,061)	$(3,522)	$(12,099)	$(13,673)
Deduct:
Investment income	(15)	(251)	(143)	(1,027)
Add:
Income tax provision	-	128	-	383
Interest expense	197	123	623	489
Depreciation and amortization	2,963	2,762	8,497	7,691
EBITDA	$(2,916)	$(760)	$(3,122)	$(6,137)